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SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

ARENA PHARMACEUTICALS, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	23-2908305 (I.R.S. Employer Identification No.)
6166 Nancy Ridge Drive San Diego, CA (Address of principal executive offices)	92121 (Zip Code)

2001 ARENA EMPLOYEE STOCK PURCHASE PLAN
(Full title of the plan)

Jack Lief
Arena Pharmaceuticals, Inc.
6166 Nancy Ridge Drive
San Diego, CA 92121
(Name and address of agent for service)

(858) 453-7200
(Telephone number, including area code, of agent for service)

Copies of all communications to:
General Counsel
Arena Pharmaceuticals, Inc.
6166 Nancy Ridge Drive
San Diego, CA 92121
(858) 453-7200

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share(2)	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee(3)

Common Stock, par value $0.0001 per share	1,000,000 shares	$25.905	$25,905,000	$6,476.25

(1)
This Registration Statement shall cover shares of Common Stock of Arena Pharmaceuticals which are offered or sold pursuant to the plan named above. Pursuant to Rule 416(a) of the Securities Act of 1933, this registration statement shall also cover any additional shares of Common Stock which are offered or issued under the plan to prevent dilution resulting from stock splits, stock dividends or similar transactions.

(2)
Estimated pursuant to paragraphs (c) and (h) of Rule 457 solely for the purpose of calculating the registration fee, based upon the average of the reported high and low sales prices for a share of Common Stock of Arena Pharmaceuticals, Inc. on June 6, 2001 as reported in the Nasdaq National Market.

(3)
Calculated pursuant to Section 6(b) of the Securities Act of 1933 as follows: proposed maximum aggregated offering price multiplied by $250.00/$1,000,000.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1. Plan Information

    The documents containing the information specified in Part I of this Registration Statement will be sent or given to employees as specified by Rule 428(b)(1) of the Securities Act of 1933, as amended (the "Securities Act"). Such documents are not required to be and are not filed with the Securities and Exchange Commission (the "Commission") either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424. These documents and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II of this Form S-8, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

    The following documents filed by Arena Pharmaceuticals, Inc. (the "Company") with the Commission, are incorporated by reference into this Registration Statement:

  1.
  The Company's latest annual report on Form 10-K for the fiscal year ended December 31, 2000 filed pursuant to Section 13(a) or 15(d) of the Securities and Exchange Act of 1934 (the "Exchange Act");

  2.
  All other reports the Company has filed pursuant to Sections 13(a) or 15(d) of the Exchange Act since the end of the fiscal year coved by the document referred to in (1) above; and

  3.
  The description of the shares of the Company's Common Stock contained in the Company's Registration Statement on Form 8-A (File No. 333-35944) filed under the Exchange Act with the Commission on July 26, 2000, which incorporates by reference the sections entitled "Prospectus Summary" and "Description of Capital Stock" in the prospectus contained in the Registration Statement on Form S-1, filed July 26, 2000, including all amendments and reports updating such description (File No. 333-35944).

    All documents subsequently filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this Registration Statement, but prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered by this Registration Statement have been sold or which deregisters all such securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement. Each document incorporated by reference into this Registration Statement shall be deemed to be a part of this Registration Statement from the date of the filing of such document with the Commission until the information contained therein is superseded or updated by any subsequently filed document which is incorporated by reference into this Registration Statement or by any document which constitutes part of the prospectus relating to the 2001 Arena Employee Stock Purchase Plan and meets the requirements of Section 10(a) of the Securities Act.

    Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes hereof to the extent that a statement contained herein (or in any other subsequently filed document that is also incorporated by reference herein) modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part hereof.

Item 4. Description of Securities.

    Not Applicable.

Item 5. Interests of Named Experts and Counsel.

    Not Applicable.

Item 6. Indemnification of Directors and Officers.

    Section 145 of the General Corporation Law of the State of Delaware (the "DGCL") permits a corporation, under specified circumstances, to indemnify its directors, officers, employees or agents against expenses (including attorney's fees), judgments, fines and amounts paid in settlements actually and reasonably incurred by them in connection with any action, suit or proceeding brought by third parties by reason of the fact that they were or are directors, officers, employees or agents of the corporation or were or are serving at the request of the corporation as a director, officer, employee or agent of another corporation, if such directors, officers, employees, or agents acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe their conduct was unlawful. In a derivative action, i.e., one by or in the right of the corporation, indemnification may be made only for expenses actually and reasonably incurred by directors, officers, employees or agents in connection with the defense or settlement of an action or suit, and only with respect to a matter as to which they shall have acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall be adjudicated to be liable to the corporation unless the court in which the action or suit was brought shall determine upon application that the defendant directors, officers, employees, or agents are fairly and reasonably entitled to indemnification for such expenses in view of all of the circumstances of the case, despite such adjudication of liability. Expenses incurred (including attorney's fees) by an officer or director in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the corporation.

    Article V of the Company's Fourth Restated and Amended Certificate of Incorporation, provides that a director shall not be personally liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (a) for any breach of the director's duty of loyalty to the Company or its stockholders, (b) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (c) pursuant to Section 174 of the DGCL, or (d) for any transaction from which a director derived an improper personal benefit.

    Article IV of the Company's by-laws provides that it shall, to the full extent authorized or permitted by applicable law, indemnify any current or former director or officer. Subject to applicable law, the Company may indemnify an employee or agent to the extent that the board of directors or stockholders may determine in its or their discretion.

    The Company maintains an insurance policy containing customary terms and conditions for the purpose of insuring its directors and officers against certain losses incurred by them as a result of claims based upon their actions or statements (including omissions to act or make statements) as directors and officers which may cover liabilities under the Securities Act.

Item 7. Exemption from Registration Claimed.

    Not Applicable.

Item 8. Exhibits.

    The following exhibits are filed herewith or incorporated by reference as part of this Registration Statement:

Exhibit No.	Description
4.1	Relevant portions of the Fourth Amended and Restated Certificate of Incorporation of the Company, filed August 1, 2000(1).
4.2	Form of common stock certificates(2).
4.3	Investor Rights Agreements(3).
4.4	Relevant portions of the Amended and Restated By-laws of the Company(4).
4.5	2001 Arena Employee Stock Purchase Plan.
5.1	Opinion of Morgan, Lewis & Bockius, LLP, counsel to the Company, regarding legality.
23.1	Consent of Ernst & Young LLP, Independent Auditors.
23.2	Consent of Counsel (included in Exhibit 5.1).
24.1	Power of Attorney (set forth on signature page to this Registration Statement).

(1)
Incorporated herein by reference to Exhibit 3.1 to the Company's Registration Statement on Form S-1, as amended, filed July 25, 2000; Commission File No. 333-35944.

(2)
Incorporated herein by reference to Exhibit 4.2 to the Company's Registration Statement on Form S-1, as amended, filed on July 19, 2000; Commission File No. 333-35944.

(3)
Incorporated herein by reference to Exhibit 4.3 to the Company's Registration Statement on Form S-1, as amended, filed July 25, 2000; Commission File No. 333-35944.

(4)
Incorporated herein by reference to Exhibit 3.2 to the Company's Registration Statement on Form S-1, as amended, filed July 19, 2000; Commission File No. 333-35944.

Item 9. Undertakings.

    The undersigned registrant hereby undertakes:

    (a) (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

  (i)
  To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

  (ii)
  To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

  (iii)
  To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

    Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement.

    (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

    (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (c) Insofar as indemnification for liabilities arising under the Securities Act of 1934 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Diego, State of California, on June 13, 2001.

ARENA PHARMACEUTICALS, INC.
By:	/s/ JACK LIEF Jack Lief President and Chief Executive Officer

POWER OF ATTORNEY

    KNOW ALL PERSONS BY THESE PRESENTS, that each of the undersigned directors and officers of Arena Pharmaceuticals, Inc. hereby constitutes and appoints Jack Lief and Richard P. Burgoon, Jr., and each of them, his true and lawful attorneys-in-fact and agents, for him and in his name, place and stead, in any and all capacities, to sign one or more amendments to this Registration Statement on Form S-8 under the Securities Act, including post-effective amendments and other related documents, and to file the same with the Commission under the Securities Act, hereby granting unto each such attorneys-in-fact and agents full power and authority to do and perform any and all acts and things requisite and necessary to be done in and about the premises, as fully as to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents may lawfully do or cause to be done by virtue hereof

    Pursuant to the requirements of the Securities Act of 1933, this Registration Statement and the foregoing Power of Attorney has been signed by the following persons in the capacities indicated on the dates indicated:

Signature	Title	Date

/s/ JACK LIEF Jack Lief	President, Chief Executive Officer and Director	June 13, 2001
/s/ DOMINIC P. BEHAN Dominic P. Behan	Vice President, Research and Director	June 13, 2001
/s/ DEREK T. CHALMERS Derek T. Chalmers	Vice President, Research and Director	June 13, 2001
/s/ ROBERT HOFFMAN Robert Hoffman	Vice President, Finance (principal financial officer and principal accounting officer)	June 13, 2001
/s/ JOHN P. MCALISTER, III John P. McAlister, III	Director	June 13, 2001
/s/ MICHAEL STEINMETZ Michael Steinmetz	Director	June 13, 2001
/s/ STEFAN RYSER Stefan Ryser	Director	June 13, 2001

INDEX TO EXHIBITS

Exhibit No.	Description
4.1	Relevant portions of the Fourth Amended and Restated Certificate of Incorporation of the Company, filed August 1, 2000(1).
4.2	Form of common stock certificates(2).
4.3	Investor Rights Agreements(3).
4.4	Relevant portions of the Amended and Restated By-laws of the Company(4).
4.5	2001 Arena Employee Stock Purchase Plan.
5.1	Opinion of Morgan, Lewis & Bockius, LLP, counsel to the Company, regarding legality.
23.1	Consent of Ernst & Young LLP, Independent Auditors.
23.2	Consent of Counsel (included in Exhibit 5.1).
24.1	Power of Attorney (set forth on signature page to this Registration Statement).

(1)
Incorporated herein by reference to Exhibit 3.1 to the Company's Registration Statement on Form S-1, as amended, filed July 25, 2000; Commission File No. 333-35944.

(2)
Incorporated herein by reference to Exhibit 4.2 to the Company's Registration Statement on Form S-1, as amended, filed on July 19, 2000; Commission File No. 333-35944.

(3)
Incorporated herein by reference to Exhibit 4.3 to the Company's Registration Statement on Form S-1, as amended, filed July 25, 2000; Commission File No. 333-35944.

(4)
Incorporated herein by reference to Exhibit 3.2 to the Company's Registration Statement on Form S-1, as amended, filed July 19, 2000; Commission File No. 333-35944.

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PART I
  Item 1. Plan Information
PART II
  Item 3. Incorporation of Documents by Reference.
  Item 4. Description of Securities.
  Item 5. Interests of Named Experts and Counsel.
  Item 6. Indemnification of Directors and Officers.
  Item 7. Exemption from Registration Claimed.
  Item 8. Exhibits.
  Item 9. Undertakings.
SIGNATURES
POWER OF ATTORNEY
INDEX TO EXHIBITS